UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant	Filed by a Party other than the Registrant
Check the appropriate box:
Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12
FuelCell Energy, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Notice of Special Meeting &
Proxy Statement
December 14, 2017 – New York, NY

“ Your vote is very important. We encourage you to vote your shares by proxy even if you do not plan to attend the meeting. ”
Dear Fellow FuelCell Energy Shareholder:
We are pleased to invite you to attend a special meeting of shareholders (the “Special Meeting”) to be held on Thursday, December 14, 2017 at 4:00 PM at the offices of Foley & Lardner LLP, 90 Park Avenue, 35th Floor, New York, New York 10016.
We are holding the Special Meeting for the following purposes, which are described in more detail in the accompanying proxy statement:
1.
To approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of FuelCell Energy, Inc.’s common stock exceeding 19.9% of the number of shares outstanding on September 5, 2017, upon the conversion and/or redemption of the Series C Convertible Preferred Stock issued in an underwritten offering in September 2017 (the “NASDAQ Marketplace Rule Proposal”);

2.
To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the authorized common stock of FuelCell Energy, Inc. from 125,000,000 shares to 225,000,000 shares (the “Increase Authorized Shares Proposal”); and

3.
To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the NASDAQ Marketplace Rule Proposal (the “Adjournment Proposal”).

Our board of directors has fixed November 1, 2017 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting.
On behalf of our board of directors, I thank you for your ongoing interest and investment in FuelCell Energy, Inc. We are committed to acting in the best long-term interests of our shareholders.
Your vote is very important. We encourage you to vote your shares by proxy even if you do not plan to attend the Special Meeting. Our board of directors recommends the approval of the proposals being presented at the Special Meeting as being in the best interest of our Company and our shareholders.
Sincerely,
John A. Rolls
Chairman of the Board
November 8, 2017

Notice of
Special Meeting
of Shareholders
Thursday, December 14, 2017
4:00 p.m. Eastern Standard Time
The Offices of Foley & Lardner LLP, 90 Park Avenue, New York, NY 10016
| ITEMS OF BUSINESS
1.
To approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of FuelCell Energy, Inc.’s common stock exceeding 19.9% of the number of shares outstanding on September 5, 2017, upon the conversion and/or redemption of the Series C Convertible Preferred Stock issued in an underwritten offering in September 2017 (the “NASDAQ Marketplace Rule Proposal”);

2.
To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the authorized common stock of FuelCell Energy, Inc. from 125,000,000 shares to 225,000,000 shares (the “Increase Authorized Shares Proposal”); and

3.
To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the NASDAQ Marketplace Rule Proposal (the “Adjournment Proposal”).

| RECORD DATE
Holders of record of our common stock on November 1, 2017 are entitled to notice of, and to vote at, the Special Meeting; provided, however, that holders of shares of our common stock issued upon conversion or redemption of the Series C Convertible Preferred Stock prior to shareholder approval of the NASDAQ Marketplace Rule Proposal will not be permitted to vote such shares with respect to the NASDAQ Marketplace Rule Proposal.
| MATERIALS TO REVIEW
This booklet contains our Notice of Special Meeting and Proxy Statement which describe the business we will conduct at the Special Meeting.
| PROXY VOTING
It is important that your shares of common stock are represented and voted at the Special Meeting. Please vote your shares of common stock according to the instructions under “How to Vote” in the Proxy Summary.
| ADMISSION TO THE SPECIAL MEETING
To attend the Special Meeting, please follow the “Meeting Attendance” instructions in the Proxy Summary.
By Order of the Board of Directors,
Jennifer D. Arasimowicz
Corporate Secretary
November 8, 2017

Guide to FuelCell Energy’s Proxy Statement
i

Proxy Summary
This summary highlights selected information contained throughout this proxy statement. Please read the entire proxy statement before casting your vote.
Eligibility to Vote
Holders of record of our common stock at the close of business on November 1, 2017 are entitled to vote at the Special Meeting of Shareholders; provided, however, that holders of shares of our common stock issued upon conversion or redemption of the Series C Convertible Preferred Stock prior to shareholder approval of the NASDAQ Marketplace Rule Proposal will not be permitted to vote such shares with respect to the NASDAQ Marketplace Rule Proposal.
How to Vote
You may vote using any one of the following methods. In all cases, you should have your 16-Digit Control Number from your proxy card available, and follow the simple instructions. Voting will be accepted until 11:59 p.m. (Eastern Standard Time) on December 13, 2017:
Online at www.proxyvote.com
Online using your mobile device by scanning the QR Code
By telephone at 1-800-690-6903
By mail by voting, signing and timely mailing your Proxy Card

Meeting Information
Time and Date: Thursday, December 14, 2017 at 4:00 p.m. (Eastern Standard Time)
Place: The Offices of Foley & Lardner LLP, 90 Park Avenue, New York, NY 10016
Meeting Attendance
Meeting attendance requires advance registration. Please contact the office of the Corporate Secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of stock ownership in order to attend the meeting.
Company Profile
FuelCell Energy delivers proprietary power solutions that enable economic prosperity with the clean and affordable supply, recovery and storage of energy. SureSource™ power plants are generating ultra-clean, efficient and reliable power on three continents, affordably providing continuous distributed power generation to a variety of industries including utilities, commercial and municipal customers. The Company’s power plants have generated billions of kilowatt hours of ultra-clean power using a wide variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas. For additional information, please visit www.fuelcellenergy.com and follow us on Twitter.

Shareholder Voting Matters
	Management Recommendation	Page Reference (for more detail)
1. To approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of FuelCell Energy, Inc.’s common stock exceeding 19.9% of the number of shares outstanding on September 5, 2017, upon the conversion and/or redemption of the Series C Convertible Preferred Stock issued in an underwritten offering in September 2017 (the “NASDAQ Marketplace Rule Proposal”).	FOR	6
2. To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the authorized common stock of FuelCell Energy, Inc. from 125,000,000 shares to 225,000,000 shares (the “Increase Authorized Shares Proposal”).	FOR	9
3. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the NASDAQ Marketplace Rule Proposal (the “Adjournment Proposal”).	FOR	12

PROXY STATEMENT
FuelCell Energy, Inc. (referred to in this Proxy Statement as “we,” “FuelCell,” “FuelCell Energy,” or the “Company”) is sending you this Proxy Statement in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at FuelCell’s Special Meeting of Shareholders (the “Special Meeting”) and at any adjournment thereof. The Special Meeting will be held at the offices of Foley & Lardner LLP, 90 Park Avenue, New York, NY 10016 on Thursday, December 14, 2017 at 4:00 p.m. Eastern Standard Time. The Company is a Delaware corporation. The address of the Company’s principal executive offices is FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, CT 06810.
As of November 1, 2017, there were 69,908,126 shares of common stock outstanding and entitled to vote at the Special Meeting. Holders of common stock outstanding at the close of business on the record date will be entitled to one vote for each share held by them on the record date; provided, however, that holders of shares of our common stock issued upon conversion or redemption of the Series C Convertible Preferred Stock prior to shareholder approval of the NASDAQ Marketplace Rule Proposal will not be permitted to vote such shares with respect to the NASDAQ Marketplace Rule Proposal.
The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is November 8, 2017.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on December 14, 2017: Pursuant to SEC rules, with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The Notice of Special Meeting and Proxy Statement are also available at http://investor.fce.com/Investors/default.aspx.
QUESTIONS AND ANSWERS ABOUT THE DECEMBER 2017 SPECIAL MEETING OF SHAREHOLDERS
What is the purpose of the Special Meeting?
We are holding the Special Meeting for the following purposes, which are described in more detail below in this Proxy Statement:
(1)
To approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of FuelCell Energy, Inc.’s common stock exceeding 19.9% of the number of shares outstanding on September 5, 2017, upon the conversion and/or redemption of the Series C Convertible Preferred Stock issued in an underwritten offering in September 2017 (the “NASDAQ Marketplace Rule Proposal”);

(2)
To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the authorized common stock of FuelCell Energy, Inc. from 125,000,000 shares to 225,000,000 shares (the “Increase Authorized Shares Proposal”); and

(3)
To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the NASDAQ Marketplace Rule Proposal (the “Adjournment Proposal”).

What is in this Proxy Statement?
This Proxy Statement describes the proposals on which we would like you, as a shareholder, to vote at the Special Meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision on whether or how to vote your stock.
Who is entitled to vote at the Special Meeting?
The Board has set the close of business on November 1, 2017 as the record date for the determination of shareholders of the Company’s common stock, par value $0.0001 per share, who are entitled to notice of and to vote at the Special Meeting.
What are the voting rights of the holders of our common stock?
Each share of our common stock entitles the holder to one vote on all matters to come before the Special Meeting; provided, however, that holders of shares of our common stock issued upon conversion or redemption of the Series C Convertible Preferred Stock prior to shareholder approval of the NASDAQ Marketplace Rule Proposal will not be permitted to vote such shares with respect to the NASDAQ Marketplace Rule Proposal.
As to each of the proposals, holders of our common stock may vote “FOR,” “AGAINST,” or “ABSTAIN.”
How will my shares be voted if I am a shareholder of record?
Your proxy will be voted according to your instructions. If you are a shareholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you attend the Special Meeting and vote your shares. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board. Similarly, if you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of our Board.
If I am a beneficial owner of shares, can my brokerage firm vote my shares?
If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Under the rules of the New York Stock Exchange (“NYSE”), which apply to brokers regardless of whether an issuer is listed on the NYSE or NASDAQ, only the Increase Authorized Shares Proposal (Proposal 2) is a “routine” matter. Accordingly, brokers will have discretionary authority to vote only on the Increase Authorized Shares Proposal (Proposal 2).
If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your broker will not be permitted to vote your shares of common stock with respect to the NASDAQ Marketplace Rule Proposal (Proposal 1) or the Adjournment Proposal (Proposal 3), as under the rules of the NYSE these proposals are “non-routine.” If a broker holding shares returns an executed proxy card that indicates that the broker has not received voting instructions with respect to the NASDAQ Marketplace Rule Proposal (Proposal 1) or the Adjournment Proposal (Proposal 3), then such shares will not be considered to have been voted on such proposal. Your broker will vote your shares on the NASDAQ Marketplace Rule Proposal (Proposal 1) and the Adjournment Proposal (Proposal 3) only if you provide instructions on how to vote by following the instructions they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the Special Meeting.
We encourage you to provide instructions to your brokerage firm via the Internet or telephone or by returning your signed voting instruction card. This ensures that your shares will be voted at the Special Meeting with respect to all of the proposals described in this Proxy Statement.

How many votes are needed to approve each proposal?
Approval of the NASDAQ Marketplace Rule Proposal (Proposal 1) requires the affirmative vote of the holders of a majority of the shares of common stock casting votes in person or by proxy on such proposal at the Special Meeting. Under Delaware law, abstentions are not counted as “votes cast.” Accordingly, abstentions will not be counted toward the vote total for this proposal and will have no effect on the vote on this proposal. If you own shares through an intermediary, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted with respect to this proposal. Broker non-votes will have no effect on the vote on this proposal.
Approval of the Increase Authorized Shares Proposal (Proposal 2) requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the Special Meeting. Abstentions will have the effect of a vote “AGAINST” this proposal. There will be no broker non-votes with respect to this proposal.
Approval of the Adjournment Proposal (Proposal 3) requires the affirmative vote of the holders of a majority of the shares of common stock casting votes in person or by proxy on such proposal at the Special Meeting (assuming a quorum is present). Under Delaware law, abstentions are not counted as “votes cast.” Accordingly, abstentions will not be counted toward the vote total for this proposal and will have no effect on the vote on this proposal. If you own shares through an intermediary, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted with respect to this proposal. Broker non-votes will have no effect on the vote on this proposal.
How does the Board recommend that I vote?
The Board recommends that you vote:
•
“FOR” Proposal 1 – the NASDAQ Marketplace Rule Proposal;

•
“FOR” Proposal 2 – the Increase Authorized Shares Proposal; and

•
“FOR” Proposal 3 – the Adjournment Proposal.

Is my vote kept confidential?
Proxies, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.
Where can I find the voting results of the Special Meeting?
We will announce preliminary voting results at the Special Meeting. We expect to publish final voting results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days following the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of October 31, 2017 with respect to: (a) each of our directors; (b) each of our named executive officers named in the Summary Compensation Table under the heading “Executive Compensation” in our definitive proxy statement filed with the SEC on February 17, 2017; (c) Ms. Jennifer D. Arasimowicz, our Senior Vice President, General Counsel and Corporate Secretary, who was appointed a named executive officer on April 6, 2017; (d) POSCO Energy Co., Ltd. and NRG Energy, Inc.; and (e) all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of common stock they beneficially own. Applicable percentage ownership is based on 69,492,816 shares of common stock outstanding on October 31, 2017. In computing the number of shares of common stock beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 31, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).
Unless indicated otherwise, the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, CT 06810.
Name	Position	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned
Arthur A. Bottone	President & Chief Executive Officer; Director	198,592	*
Michael S. Bishop	Senior Vice President, Chief Financial Officer & Treasurer(2)	97,587	*
Jennifer D. Arasimowicz	Senior Vice President, General Counsel and Corporate Secretary	11,537	*
Anthony F. Rauseo	Senior Vice President & Chief Operating Officer(3)	112,048	*
James Herbert England	Director(4)	75,114	*
Matthew F. Hilzinger	Director(5)	64,068	*
John A. Rolls	Director(6)	218,512	*
Christopher S. Sotos	Director(7)	—	*
Natica von Althann	Director(8)	24,683	*
Togo Dennis West, Jr.	Director(9)	41,738	*
NRG Energy, Inc. 804 Carnegie Center Princeton, NJ 08540	(10)	1,420,363	2.04%
POSCO Energy Co., LTD. 440 Teheran-ro, Gangnam-Gu Seoul 135-777 Korea	(10)	2,565,534	3.69%
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP	(10 PERSONS)(11)	843,879	1.22%
*
Less than one percent.

(1)
Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2)
Mr. Bishop’s shareholdings include options to purchase 1,417 shares of common stock.

(3)
Mr. Rauseo’s shareholdings include options to purchase 2,001 shares of common stock.

(4)
Mr. England, by virtue of being a director of Enbridge Inc., may be deemed to beneficially own 15,166 shares of common stock which are issuable upon conversion of the FCE FuelCell Energy, Ltd. Series 1 Preferred Stock held by Enbridge Inc. Mr. England’s shareholdings include options to purchase 50,857 shares of common stock.

(5)
Mr. Hilzinger’s shareholdings include options to purchase 1,668 shares of common stock.

(6)
Mr. Rolls’ shareholdings include options to purchase 117,846 shares of common stock.

(7)
Mr. Sotos is President and Chief Executive Officer of NRG Yield Inc. and was previously determined not to be an independent director. Mr. Sotos is not eligible to receive compensation as a director.

(8)
Ms. von Althann’s shareholdings include options to purchase 1,668 shares of common stock.

(9)
Secretary West’s shareholdings include options to purchase 12,521 shares of common stock.

(10)
Based upon the Company’s records as of October 31, 2017 .

(11)
Includes options to purchase 187,978 shares of common stock which are currently exercisable and 15,166 shares of common stock that are issuable upon conversion of the FCE FuelCell Energy, Ltd. Series 1 Preferred Stock.

Proposals to be Voted on by Shareholders at the Special Meeting
Proposal 1
The NASDAQ Marketplace Rule Proposal

General Description of Proposal
The shareholders of the Company are being asked to approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of the Company’s common stock exceeding 19.9% of the number of shares outstanding on September 5, 2017, upon the conversion and/or redemption of the Series C Convertible Preferred Stock issued in an underwritten offering in September 2017.
This proposal is referred to in this Proxy Statement as the “NASDAQ Marketplace Rule Proposal” or “Proposal 1.”
Background
On September 5, 2017, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (the “Underwriter”), relating to an underwritten offering (the “Offering”) of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock” and, such shares, the “Series C Preferred Shares”). Subject to the terms and conditions contained in the Underwriting Agreement, the Underwriter agreed to purchase, and the Company agreed to sell, 33,500 shares of the Company’s Series C Preferred Stock, initially convertible into 18,206,522 shares of common stock, par value $0.0001 per share (“Common Stock”) (without regard to any limitation on conversion set forth in the Certificate of Designations (as defined below)), at an initial Conversion Price of  $1.84 per share, subject to certain adjustments. Under the Certificate of Designations, “Conversion Price” means, with respect to each Series C Preferred Share, as of any conversion date or other date of determination, $1.84, subject to adjustment as provided in the Certificate of Designations. (For additional information regarding Conversion Price adjustments, please see “Potential Adverse Effects — Dilution and Impact of the Offering on Existing Shareholders” below.) The Offering closed on September 8, 2017.
On September 8, 2017, the Company filed a Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series C Preferred Stock.
The information set forth in this Proposal 1 is qualified in its entirety by reference to the actual terms of the agreements entered into in connection with the Offering (including, but not limited to, the Underwriting Agreement and the Certificate of Designations), which are included as exhibits to our Current Report on Form 8-K filed with the SEC on September 8, 2017.
The Series C Preferred Shares will be convertible into shares of Common Stock, subject to the requirements of Nasdaq Marketplace Rule 5635(d), which requires shareholder approval prior to the issuance of Common Stock equal to 20%

or more of the Common Stock outstanding before the Offering (which approval is being sought in this Proposal 1), and subject to the beneficial ownership limitations provided in the Certificate of Designations, at a Conversion Price equal to $1.84 per share of Common Stock, subject to adjustment as provided in the Certificate of Designations, at any time at the option of the holder, as the Company obtained the required Stockholder Ratification (as such term is defined in the Certificate of Designations) at the special meeting of shareholders held on September 29, 2017. Each holder will be prohibited from converting Series C Preferred Shares into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would own more than 8.99% of the total number of shares of Common Stock then issued and outstanding. Each holder has the right to increase its maximum percentage to 9.99% upon 60 days’ notice to the Company. Additionally, prior to the shareholder vote on this Proposal 1, the holders have been, and if this Proposal 1 is not approved by the shareholders, the holders will be, prohibited from converting Series C Preferred Shares into shares of Common Stock if such conversion would cause the Company to issue pursuant to the terms of the Series C Preferred Shares a number of shares in excess of the maximum number of shares permitted to be issued thereunder without breaching its obligations under the rules or regulations of NASDAQ.
On November 1, 2017 and on the sixteenth day and first day of each calendar month thereafter until March 1, 2019, subject to extension in certain circumstances (the “Maturity Date”), inclusive, the Company will redeem the stated value of Series C Preferred Stock in thirty-three equal installments (each bimonthly amount, an “Installment Amount” and the date of each such payment, an “Installment Date”). The holders will have the ability to defer installment payments, but not beyond the Maturity Date. In addition, during each period commencing on the eleventh trading day prior to an Installment Date and prior to the immediately subsequent Installment Date, the holders may elect to convert the Series C Preferred Shares at the then applicable installment Conversion Price, provided that the holders may not elect to effect any such acceleration during such installment period if either (a) in the aggregate, all the accelerations in such installment period exceed the sum of three other Installment Amounts, or (b) the number of Series C Preferred Shares subject to prior accelerations exceeds in the aggregate twelve Installment Amounts.
Subject to the requirements of NASDAQ Marketplace Rule 5635(d) and certain other equity conditions, the Company may elect to pay the Installment Amounts in cash or shares of Common Stock or in a combination of cash and shares of Common Stock.
Installment Amounts paid in shares will be that number of shares of Common Stock equal to (a) the applicable Installment Amount, to be paid in Common Stock divided by (b) the least of  (i) the then existing Conversion Price, (ii) 87.5% of the volume weighted average price (“VWAP”) of the Common Stock on the trading day immediately prior to the applicable Installment Date, and (iii) 87.5% of the arithmetic average of the two lowest VWAPs of the Common Stock during the ten consecutive Trading Day (as such term is defined in the Certificate of Designations) period ending and including the Trading Day immediately prior to the applicable Installment Date as applicable, provided that the Company meets standard equity conditions. The Company shall make such election no later than the eleventh trading day immediately prior to the applicable Installment Date.
In the event of the Company’s liquidation, dissolution, or winding up, prior to distribution to holders of securities ranking junior to the Series C Preferred Shares, holders of Series C Preferred Shares will be entitled to receive the amount of cash, securities or other property equal to the greater of  (a) the stated value thereof on the date of such payment plus accrued dividends, if any and (b) the amount per share such holder would receive if such holder converted such Series C Preferred Shares into Common Stock immediately prior to the date of such payment.
The holders of the Series C Preferred Shares have no voting rights, except as required by law. Any amendment to the Company’s certificate of incorporation, bylaws or certificate of designation that adversely affects the powers, preferences and rights of the Series C Preferred Shares requires the approval of the holders of a majority of the Series C Preferred Shares then outstanding.
Necessity of Shareholder Approval
As a result of being listed for trading on the NASDAQ Global Market, issuances of the Company’s Common Stock are subject to the NASDAQ Stock Market Rules, including NASDAQ Marketplace Rule 5635(d).
NASDAQ Marketplace Rule 5635(d) requires shareholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of book or market value of the stock, with market value determined by reference to the closing price immediately before the issuer enters into a binding agreement for the issuance of such securities. The issuance of the Series C Preferred Stock may be deemed to involve the issuance of securities convertible into more than 20% of the Company’s outstanding Common Stock for a price that is less than the greater of the book or market value of the Company’s Common Stock immediately before the Company entered into the binding agreement for the issuance of such securities.
Accordingly, we are requesting in this Proposal 1 that our shareholders approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of Common Stock exceeding 19.9% of the number of shares outstanding on September 5, 2017, upon the conversion and/or redemption of the Series C Preferred Stock.
Potential Adverse Effects – Dilution and Impact of the Offering on Existing Shareholders
The issuance of the Series C Preferred Stock could have a dilutive effect on current shareholders who did not participate in the Offering in that the percentage ownership of the Company held by such current shareholders will decline as a result of the issuance of the Common Stock issuable upon the conversion and/or redemption of the Series C Preferred Stock. This means also that current shareholders who did not participate in the Offering will own a smaller interest in the Company as a result of the Offering and will therefore have less ability to influence significant corporate decisions requiring shareholder approval. Issuance of the Common Stock issuable upon conversion and/or redemption of the Series C Preferred Stock could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.
The Conversion Price is subject to adjustment under certain circumstances in accordance with the Certificate of Designations as follows:
•
The conversion price may be proportionately reduced in the event of a subdivision of the Company’s Common Stock into a greater number of shares or proportionately increased in the event of a combination of the Company’s Common Stock into a smaller number of shares.

•
In the event that the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock pursuant to such Options or Convertible Securities, as applicable, at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), each holder of Series C Preferred Shares will have the right (in its sole discretion) to substitute the Variable Price for the Conversion Price upon conversion of the Series C Preferred Shares. Under the Certificate of Designations, the term “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities, and the term “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

•
At any time any Series C Preferred Shares remain outstanding, the Company may reduce the then current Conversion Price to any amount for any period of time deemed appropriate by the Board.

•
The Conversion Price or redemption amounts paid by the Company may also be adjusted upon the occurrence of certain triggering events as set forth in the Certificate of Designations.

Adjustments to the Conversion Price may result in the issuance of substantially more than the 18,206,522 shares issuable at the initial Conversion Price of  $1.84 per share, which would increase the dilutive effect of the issuance and conversion of the Series C Preferred Stock on the Company’s shareholders.
Because of potential adjustments to the number of shares issuable upon conversion of the Series C Preferred Stock, the exact magnitude of the dilutive effect of the Series C Preferred Stock cannot be conclusively determined. However, the dilutive effect may be material to current shareholders of the Company.

Effect on Current Shareholders if this Proposal is Not Approved
If our shareholders do not approve this Proposal 1, then the aggregate number of shares of Common Stock issuable upon conversion and/or redemption of the Series C Preferred Shares will be limited to 19.9% of the number of shares of Common Stock outstanding on September 5, 2017, which will limit our ability to use shares of Common Stock as payment for the conversion and/or redemption of the Series C Preferred Shares, which would, in turn, require us to satisfy such obligations with cash.
In addition, we will be required to seek shareholder approval of this proposal, at the Company’s expense, on or prior to January 7, 2018 and every quarter thereafter for four successive quarters until we receive shareholder approval of this proposal. We are not seeking shareholder approval to authorize the Offering, the entry into or the closing of the transaction, or the execution of the related transaction documents, as we have already entered into and closed the transaction and executed the related transaction documents, which are binding obligations on us. The failure of our shareholders to approve this Proposal 1 will not negate the existing terms of such transaction documents or any other documents relating to the Offering. The Series C Preferred Stock issued at the closing of the Offering will remain outstanding and the terms of the Series C Preferred Stock will remain binding obligations of the Company.
Vote Required
Approval of this Proposal 1 (otherwise referred to as the NASDAQ Marketplace Rule Proposal) requires the affirmative vote of the holders of a majority of the shares of Common Stock casting votes in person or by proxy on this proposal at the Special Meeting. The NYSE has confirmed that this proposal is a “non-routine” matter on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes will have no effect on the vote on this proposal.
Our Board recommends that shareholders vote “FOR” approval of the NASDAQ Marketplace Rule Proposal.
Proposal 2
The Increase Authorized Shares Proposal

General Description of Proposal
The Board has approved a proposed amendment, subject to shareholder approval, to Article FOURTH of the Certificate of Incorporation of the Company, as amended (the “Certificate”), that increases the number of authorized shares of Common Stock from 125,000,000 shares to 225,000,000 shares. An increase in the number of authorized shares will not have a dilutive effect on the value of our shareholders’ Common Stock; only the actual issuance of additional Common Stock would have such an effect.
This proposal is referred to in this Proxy Statement as the “Increase Authorized Shares Proposal” or “Proposal 2.”

Current Capitalization
The following table summarizes the number of shares of our Common Stock authorized, outstanding and reserved.
Current Authorized Shares of Common Stock	125,000,000
Proposed Increase in Authorized Shares of Common Stock	100,000,000
Proposed New Authorization	225,000,000
Shares of Common Stock available for issuance (Pre-increase)(1) as of October 31, 2017	5,856,313
Shares of Common Stock available for issuance (Post-increase)(1)	105,856,313
Shares of Common Stock Outstanding and Reserved (Pre-increase):
Shares of Common Stock Issued and Outstanding as of October 31, 2017	69,492,816
Shares of Common Stock reserved for issuance under Equity Plans as of October 31, 2017	229,779
Shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan as of October 31, 2017	70
Shares of Common Stock reserved for issuance upon conversion of 5% Series B Cumulative Convertible Perpetual Preferred Stock as of October 31, 2017	454,043
Shares of Common Stock reserved for issuance upon conversion of Series 1 Preferred Stock as of October 31, 2017(2)	15,166
Shares of Common Stock reserved for issuance upon exercise of Series A Warrants as of October 31, 2017	7,680,000
Shares of Common Stock reserved for issuance upon exercise of Series C Warrants as of October 31, 2017	11,540,900
Shares of Common Stock reserved for issuance upon exercise of Series D Warrants as of October 31, 2017	2,584,174
Shares of Common Stock required to be reserved pursuant to the Certificate of Designations in connection with the conversion of Series C Preferred Stock as of October 31, 2017(3)	27,146,739
Total Common Stock Outstanding and Reserved (Pre-increase)	119,143,687
(1)
Represents authorized shares (pre- or post-increase, as applicable) less shares outstanding and reserved.

(2)
As of October 31, 2017. Shares of Common Stock potentially issuable under the Series 1 preferred shares issued by FCE FuelCell Energy, Ltd. to satisfy conversion requirements totaled 15,166. The conversion ratio for these preferred shares adjusts in the future, which will affect the number of shares issuable upon conversion. At any time after July 1, 2020, the ratio will adjust to a price equal to 95 percent of the then current market price (in Cdn $) of shares of the Company’s Common Stock at the time of conversion. The Company cannot estimate the exchange rate or market price of its Common Stock in 2020, however, as an example, assuming the holder of the Series 1 preferred shares exercises its conversion rights after July 31, 2020 and assuming the Common Stock price is $2.19 (the Common Stock closing price on October 31, 2017) and an exchange rate of U.S.$1.00 to Cdn. $1.29 (exchange rate on October 31, 2017) at the time of conversion, the Company would be required to issue approximately 1.7 million shares of Common Stock.

(3)
Pursuant to the terms of the Certificate of Designations, so long as any Series C Preferred Shares remain outstanding, the Company is required, at all times, to reserve at least 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Series C Preferred Shares that then remain outstanding (without regard to any limitations on conversions). The number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock was calculated using the par value outstanding on October 31, 2017 of  $33,300,000 (original total par value of  $33,500,000 less conversion through October 31, 2017 totaling $200,000) divided by the conversion price of  $1.84, and equals 18,097,826 shares. 150% of 18,097,826 shares equals 27,146,739 shares. Pursuant to the terms of the Series C Preferred Stock, the Company will make periodic amortization payments beginning on November 1, 2017. Depending on the stock price at the time amortization payments are made, the number of shares issued may be variable.

In addition to the authorized shares of Common Stock, the Company is authorized to issue up to 250,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series designated by our Board, of which 105,875 shares have been designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B preferred stock”) and 33,500 shares have been designated as Series C Convertible Preferred Stock (as described in Proposal 1 above). On October 31, 2017, 64,020 shares of Series B preferred stock were issued and outstanding and 33,500 shares of Series C Preferred Stock were issued and outstanding. The number of shares of preferred stock that the Company is authorized to issue would not be changed by the proposed amendment described in this Proposal 2.
Our wholly-owned subsidiary, FCE FuelCell Energy Ltd., has 1,000,000 Series 1 preferred shares issued and outstanding. Upon conversion, these shares are convertible into FuelCell Energy, Inc. Common Stock.
Purpose of the Amendment
The Board is recommending the increase in authorized shares of Common Stock for future corporate needs. Currently, shares available for issuance totals approximately 4.7 percent of the authorized shares. Approval of this Proposal 2 would increase this percentage to approximately 47.0 percent. Shares authorized may be issued by the Board in its discretion, subject to any further shareholder action required in the case of any particular issuance by applicable law, by regulatory agency, or under the rules of the NASDAQ Stock Market or any stock exchange on which the Company’s

Common Stock may then be listed. The newly authorized shares of Common Stock would be issuable for any proper corporate purposes, including future acquisitions, investment opportunities, the establishment of collaboration or other strategic agreements, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future employee equity plans or for other corporate purposes.
There are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. However, the Board believes that the currently available number of unissued and unreserved shares is not sufficient to meet corporate needs in the future. While our shareholders approved an increase in authorized shares earlier in 2017, subsequent capital issuances to finance the growth of the Company have utilized much of that increase in authorized shares as demonstrated in the Current Capitalization table above.
The Board believes that these additional shares will provide the Company with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining shareholder approval for a particular issuance. Again, there are no immediate plans with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment.
Rights of Additional Authorized Shares
The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. Our shareholders do not have preemptive rights with respect to our Common Stock. Accordingly, should the Board elect to issue additional shares of our Common Stock, existing shareholders would not have any preferential rights to purchase the shares.
Potential Adverse Effects of the Amendment
Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current shareholders. In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible take-over scenario. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This Proposal 2 is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties. The failure of our shareholders to approve the proposed amendment may limit our ability to raise additional capital should the need develop in order to support our business strategy.
Effectiveness of the Amendment
If the proposed amendment is approved by our shareholders, it will become effective upon the filing of a Certificate of Amendment to the Certificate of the Company with the Secretary of State of the State of Delaware.
Consequences of Failure to Obtain Shareholder Approval
If the proposed amendment is not approved by our shareholders, it may impede the Company’s ability to raise capital should the need arise, and may cause the loss of significant business opportunities, which could adversely affect our financial performance, growth and ability to continue our operations. The Board is not aware of any attempt, or contemplated attempt to acquire control of the Company, and does not intend or view the proposed increase in authorized Common Stock to be an anti-takeover measure.
Vote Required
Approval of this Proposal 2 (otherwise referred to as the Increase Authorized Shares Proposal) requires the affirmative vote of the holders of a majority of the shares of our Common Stock outstanding as of the record date for the Special Meeting. The NYSE has confirmed that this proposal is a “routine” matter on which brokers may vote without instruction from beneficial owners. Therefore, there will be no broker non-votes with respect to this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

Our Board recommends that shareholders vote “FOR” approval of the Increase Authorized Shares Proposal.
Proposal 3
The Adjournment Proposal

Our Board is asking our shareholders to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the NASDAQ Marketplace Rule Proposal (Proposal 1).
This proposal is referred to in this Proxy Statement as the “Adjournment Proposal” or “Proposal 3.”
Approval of this Adjournment Proposal (Proposal 3) requires the affirmative vote of the holders of a majority of the shares of Common Stock casting votes in person or by proxy on such proposal at the Special Meeting (assuming a quorum is present). The NYSE has confirmed that this proposal is a “non-routine” matter on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes will have no effect on the vote on this proposal (assuming a quorum is present).
Our Board recommends that shareholders vote “FOR” approval of the Adjournment Proposal.

ADDITIONAL INFORMATION AND OTHER MATTERS
General
Only shareholders of the Company’s Common Stock as of the close of business on November 1, 2017 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. As of the Record Date, there were 69,908,126 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held on the Record Date, including Common Stock:
•
held directly in the shareholder’s name as “shareholder of record” (also referred to as a “registered shareholder”);

•
held for the shareholder in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

•
held for the shareholder by the Company as restricted shares (whether vested or non-vested) under any of the Company’s stock incentive plans.

However, holders of shares of Common Stock issued upon conversion or redemption of the Series C Preferred Stock prior to shareholder approval of the NASDAQ Marketplace Rule Proposal (Proposal 1) will not be permitted to vote such shares with respect to the NASDAQ Marketplace Rule Proposal (Proposal 1).
Shareholder Proposals for the 2018 Annual Meeting
If any shareholder wishes to propose a matter for consideration at our 2018 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, FuelCell Energy, Inc., Office of the Corporate Secretary, 3 Great Pasture Road, Danbury, CT 06810. To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2018 Annual Meeting Proxy Statement and form of proxy, the proposal must have been received by our Corporate Secretary on or before October 20, 2017. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our amended and restated by-laws permit shareholders to nominate directors and present other business for consideration at our Annual Meeting of Shareholders. To make a director nomination or present other business for consideration at the Annual Meeting of Shareholders to be held in 2018, you must submit a timely notice in accordance with the procedures described in our amended and restated by-laws. To be timely, a shareholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of the Company not less than ninety days nor more than one hundred twenty days prior to the one-year anniversary of the immediately preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2018, such a proposal must be received on or after December 7, 2017, but not later than January 6, 2018. In the event that the date of the Annual Meeting of Shareholders to be held in 2018 is advanced by more than thirty days, or delayed by more than sixty days, from the anniversary date of this year’s Annual Meeting of Shareholders, such notice by the shareholder must be so received no earlier than the one hundred twentieth day prior to the Annual Meeting of Shareholders to be held in 2018 and not later than the ninetieth day prior to such Annual Meeting of Shareholders to be held in 2018 or, if later, the tenth day following the day on which public disclosure of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our amended and restated by-laws.
Householding
Individual shareholders sharing an address with one or more other shareholders may elect to “household” the mailing of the proxy statement, or the notice of internet availability of proxy materials, as applicable. This means that only one proxy statement or notice will be sent to that address unless one or more shareholders at that address specifically elect to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. We will promptly send a separate proxy statement or notice to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate proxy statements or notices in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address. Requests related to householding should be mailed to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If you are a shareholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.
Quorum
The holders of a majority of the shares of Common Stock entitled to vote as of the Record Date present, in person or by proxy, will constitute a quorum at the Special Meeting.
Counting Votes
You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the proposals presented. A vote “FOR” will be counted in favor of the proposal and a vote “AGAINST” will be counted against the proposal. An “ABSTAIN” vote will have the same effect as a vote “AGAINST” the Increase Authorized Shares Proposal (Proposal 2), but will have no effect on the voting results for the NASDAQ Marketplace Rule Proposal (Proposal 1) or the Adjournment Proposal (Proposal 3).
If your shares are held by a broker on your behalf  (that is, in “street name”), and you do not instruct the broker as to how to vote your shares on the Increase Authorized Shares Proposal (Proposal 2), your broker may exercise its discretion to vote for or against that proposal in the absence of your instruction, as the NYSE has confirmed that such proposal is “routine” under the NYSE’s rules. The NYSE has confirmed that the NASDAQ Marketplace Rule Proposal (Proposal 1) and the Adjournment Proposal (Proposal 3) are “non-routine.” Accordingly, if you do not instruct your broker as to how to vote your shares with respect to the NASDAQ Marketplace Rule Proposal (Proposal 1) or the Adjournment Proposal (Proposal 3), your broker may not exercise its discretion to vote for or against such proposal, and your shares will not be voted on such proposal. As noted above, broker non-votes will have no effect on the voting results for the NASDAQ Marketplace Rule Proposal (Proposal 1) or the Adjournment Proposal (Proposal 3).
All properly executed proxies returned in time to be counted at the Special Meeting will be voted by the persons identified on the proxy card at the Special Meeting. Shares represented by a properly executed proxy received prior to the vote at the Special Meeting and not revoked will be voted at the Special Meeting as directed on the proxy. If a properly executed proxy is submitted by a shareholder who holds shares directly as the shareholder of record, but such proxy does not include voting instructions, the proxy will be voted “FOR” the NASDAQ Marketplace Rule Proposal (Proposal 1), “FOR” the Increase Authorized Shares Proposal (Proposal 2), and “FOR” the Adjournment Proposal (Proposal 3).
Broadridge Financial Solutions, Inc. will be the tabulator of the votes for the Special Meeting.
Voting by Proxy
Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a shareholder of record, you may vote by proxy. You can vote by proxy over the internet, by mail or by telephone by following the instructions provided in the “Proxy Summary” or on the proxy card. The persons named as attorneys-in-fact in the proxy, Arthur A. Bottone and Jennifer D. Arasimowicz, were selected by our Board.
A shareholder may change its vote and revoke its proxy at any time prior to the vote at the Special Meeting. A shareholder of record may change its vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Secretary of the Company or by voting in person at the Special Meeting. Attendance at the Special Meeting will not cause a shareholder’s previously granted proxy to be revoked unless such shareholder specifically so requests. For shareholders who hold their shares beneficially in street name, such shareholders may change their vote by submitting new voting instructions to their broker, trustee or nominee following the instruction it has provided, or, if such shareholder has obtained a legal proxy from its broker or nominee giving it the right to vote its shares, by attending the Special Meeting and voting.
All expenses incurred in connection with the solicitation of proxies will be borne by the Company. In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees (for no additional compensation) in person or by telephone. We have also hired D.F. King to assist in the solicitation of proxies. Fees for this service are estimated to be approximately $20,000, plus out-of-pocket expenses, to assist in the solicitation. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.
Other Matters
As of the date of this Proxy Statement, our Board knows of no matters which will be presented for consideration at the Special Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.
Information About Advance Registration for Attending the Special Meeting
In accordance with our security procedures, admission to the Special Meeting will be restricted to holders of record and beneficial owners of FuelCell Energy voting securities as of the Record Date, November 1, 2017. You will need to provide valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the Special Meeting. Meeting attendance requires advance registration. Please contact the office of the Corporate Secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to be admitted to the Special Meeting.
•
If you are a holder of record of FuelCell Energy voting securities, you should indicate that you plan to attend the Special Meeting when submitting your proxy by checking the box (Yes) in the bottom left corner of your proxy card.

•
If you are a beneficial owner of FuelCell Energy voting securities held by a bank, broker or other nominee, you will also need an admission ticket or proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker or other nominee are examples of proof of ownership. If you want to vote in person your FuelCell Energy voting securities held by a bank, broker or other nominee, you will have to obtain a proxy, executed in your favor, from the holder of record.

If you have questions regarding directions to or admission to the Special Meeting, you may contact the office of the Corporate Secretary at:
FuelCell Energy, Inc.
Office of the Corporate Secretary
3 Great Pasture Road
Danbury, CT 06810
(203) 825-6102
corporatesecretary@fce.com
Please include the following information with your inquiry:
•
Your name and complete mailing address;

•
Your email address; and

•
Proof that you own FuelCell Energy shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

FUELCELL ENERGY, INC.
3 GREAT PASTURE ROAD
DANBURY, CT 06810
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E34067-S64726 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FUELCELL ENERGY, INC.

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date